Exhibit 4.3

SERIAL PREFERRED SHARES , SERIES B	SERIAL PREFERRED SHARES, SERIES B

NUMBER	SHARES

R-[ ]	[ ]

THE PROGRESSIVE CORPORATION

THIS CERTIFICATE IS TRANSFERABLE IN	CUSIP 743315 AU7

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF
THE STATE OF OHIO

THIS CERTIFIES THAT [ ]

IS THE OWNER OF [ ]

FULLY PAID AND NONASSESSABLE SERIES B FIXED-TO-FLOATING RATE CUMULATIVE

PERPETUAL SERIAL PREFERRED SHARES, WITHOUT PAR VALUE ($1,000 LIQUIDATION

PREFERENCE PER SHARE) OF

The Progressive Corporation (the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Amended Articles of Incorporation and amendments thereto as filed in the office of the Secretary of the State of Ohio, to which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Company has caused this certificate to be executed by facsimile signatures of its duly authorized officers.

DATED:    [                ]

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:

AUTHORIZED SIGNATURE	VICE PRESIDENT	TREASURER

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT -	custodian
		(Cust)	(Minor)

TEN ENT – as tenants by the entireties	under Uniform Gifts to Minors Act

JT TEN – as joint tenants with right of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Serial Preferred
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to
transfer the said Serial Preferred Shares on the books of the within named Company with full power of substitution in the premises.

Dated:	Signature(s):

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15